Tidal Trust III 485BPOS

Exhibit 99(h)(i)(ix)

FORM OF NINTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS NINTH AMENDMENT effective as of February 24, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of September 1, 2023 by and between Tidal Trust III, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

● Intech S&P Large Cap Diversified Alpha ETF
● Intech S&P Small-Mid Cap Diversified Alpha ETF
● MRP SynthEquity ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III	TIDAL ETF SERVICES LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

 2

Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust III

Name of Series

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

FIRE Funds™ Wealth Builder ETF

FIRE Funds™ Income Target ETF

Fundstrat Granny Shot US Large Cap ETF

Ned Davis Research 360o Dynamic Allocation ETF

Ned Davis Research 360º Core Equity ETF

Ninepoint Energy ETF

Ninepoint Energy Income ETF

The BeeHive ETF

NestYield Total Return Guard ETF

NestYield Dynamic Income ETF

NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF

Battleshares™ TSLA vs F ETF

Battleshares™ AMZN vs M ETF

Battleshares™ COIN vs WFC ETF

Battleshares™ MSTR vs JPM ETF

Battleshares™ NFLX vs CMCSA ETF

Battleshares™ LLY vs YUM ETF

Battleshares™ GOOGL vs NYT ETF

Kick BRK 2X Long Daily Target ETF

TH GARP Global Rising Leaders ETF

TH GARP India Rising Leaders ETF

PEO AlphaQuest™ Thematic PE ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF
Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF
MRP SynthEquity ETF

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